UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2011

HILL-ROM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	1-6651	35-1160484
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1069 State Route 46 East
Batesville, Indiana	47006-8835
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (812) 934-7777

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On September 23, 2011, a subsidiary of Hill-Rom Holdings, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with the United States of America, acting through the United States Department of Justice (the “DOJ”) and on behalf of the Office of Inspector General (“OIG”) of the Department of Health and Human Services and two individual relators (the “Relators”).  The subject of the Settlement Agreement was the previously disclosed investigation and qui tam complaint relating to allegations that the Company submitted false claims to the United States for Group 2 and 3 pressure reducing support surfaces from 1999 to 2007 (the “Investigation”).  The Company has now definitively resolved all civil, criminal and administrative claims related to the Investigation.

The Company has not admitted nor will it admit to any wrongdoing in connection with the settlement.

In the Company’s Form 10-Q for the nine months ended June 30, 2011, the Company disclosed that it had reached a tentative settlement to resolve these matters. The terms of the Settlement Agreement are substantially identical to the terms disclosed by the Company in the Form 10-Q.  The Settlement Agreement provides that the Company will pay a settlement amount of $41.8 million, plus legal fees of $175,000 to the counsel of the Relators.  The qui tam complaint will be formally dismissed when the settlement is approved in court.

As part of the resolution, the Company also entered into a five year Corporate Integrity Agreement with OIG. The Corporate Integrity Agreement acknowledges the existence of the Company’s corporate compliance program and provides for certain other compliance-related activities during the five year term of the agreement. Those activities include specific written standards, training, education, independent review, disclosure and reporting requirements.

The foregoing description of the Settlement Agreement and the Corporate Integrity Agreement is qualified in its entirety by reference to such agreements, which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference in this Form 8-K.

1

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Exhibit

10.1
Settlement Agreement, dated September 23, 2011, by and among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General (OIG-HHS) of the Department of Health and Human Services (HHS), Hill-Rom Company, Inc., David Burkhalter, II, Lisa Brocco and Laurie Salmons.

10.2	Corporate Integrity Agreement, effective October 1, 2011, by and between Hill-Rom Holdings, Inc. and the Office of Inspector General of the United States Department of Health and Human Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

DATE: September 28, 2011	By:	/S/ Susan Lichtenstein
Susan Lichtenstein
Senior Vice President of
Corporate Affairs,
Chief Legal Officer and
Secretary